UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BANKRATE, INC.

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Bankrate to Be Acquired by Red Ventures for $14.00 per Share

Transaction to Enhance Connectivity between Financial Services Providers and Consumers

Transaction Enterprise Value of $1.4 Billion

NEW YORK, New York, and CHARLOTTE, North Carolina, July, 3, 2017 — Bankrate (NYSE: RATE), a leading online publisher, aggregator, and distributor of personal finance content, today announced that it has entered into a definitive agreement to be acquired by Red Ventures, a leading digital consumer choice platform, in an all-cash transaction that values Bankrate at an enterprise value of approximately $1.4 billion. Under the terms of the merger agreement, Bankrate shareholders will receive $14.00 per share in cash, which represents a premium of approximately 31 percent over Bankrate’s three-month average closing share price. The merger agreement has been unanimously approved by Bankrate’s Board of Directors.

The combination will create a scaled and diversified digital platform of consumer marketplaces. Bankrate is a leading consumer financial services company with online brands across personal finance categories, including credit cards, banking and senior care. Red Ventures uses advanced analytics, data science and integrated technology to cultivate digital connections between brands and consumers across the financial services, home services and healthcare industries. Bankrate’s comprehensive platform and millions of users across multiple brands will deepen Red Ventures’ footprint in the financial services industry and enhance relationships between financial services providers and consumers looking for trusted, authoritative information when making decisions about their personal finances and senior care.

“We’re excited to join forces with the Bankrate team, which has built an impressive and powerful platform of consumer-facing financial services content and brands,” said Ric Elias, CEO of Red Ventures. “Our capabilities are highly complementary. We see significant potential to leverage our technology, strategic partnerships and digital expertise and build on Bankrate’s leading platforms to help more consumers find the financial services and products that meet their needs.”

“We are thrilled to have reached an agreement that delivers immediate and significant value to our shareholders while joining with Red Ventures, a world-class organization that will take the Bankrate businesses to the next level of success,” said Kenneth S. Esterow, President and CEO of Bankrate. “As a part of Red Ventures, Bankrate will be better positioned than ever to be the partner of choice for providers to acquire customers.”

The transaction, which is expected to close in 2017, is subject to approval by Bankrate shareholders, regulatory approval and other customary closing conditions.

J.P. Morgan Securities LLC is acting as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to Bankrate. Bank of America, Barclays, Citi, Credit Suisse, Fifth Third, MUFG and PNC are acting as financial advisors and are providing debt financing to Red Ventures. Simpson Thacher & Bartlett LLP is acting as legal advisor to Red Ventures.

About Bankrate

Bankrate (NYSE: RATE) is a leading online publisher, aggregator, and distributor of personal finance content. The Company’s vision is to help consumers Maximize Your Money™ when they borrow, save or invest. With this in mind, RATE aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including credit cards, mortgages, deposits, senior care and other categories, such as personal and auto loans retirement, and taxes. RATE’s flagship sites CreditCards.com, Bankrate.com, and Caring.com are leading destinations in each of their respective verticals and connect their vast audiences with financial service and senior care providers and other contextually relevant advertisers. RATE also owns and operates a number of specialist sites, apps and social platforms, including NextAdvisor.com, The Points Guy, Interest.com, Quizzle.com and Walla.by. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including Yahoo!, CNBC and MarketWatch. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal and The New York Times.

About Red Ventures

Red Ventures is a leading digital consumer choice platform based in Charlotte, North Carolina. Through deeply integrated brand partnerships and consumer-facing assets, Red Ventures connects online customers with products and services across high-growth industries including home services, financial services, and healthcare. Founded in 2000, Red Ventures has more than 2,700 employees in offices across the Carolinas, Seattle, Washington, and Sao Paulo, Brazil. For more information, visit www.redventures.com.

Media Contacts

Bankrate

Ken Stelzer

ken.stelzer@bankrate.com

917.438.9544

Red Ventures

Patricia Graue

redventures@brunswickgroup.com

212.333.3810

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Bankrate, Inc. (“Bankrate”). In connection with the proposed merger, Bankrate will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Bankrate’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Bankrate may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BANKRATE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website,

http://www.sec.gov, and Bankrate’s website, www.bankrate.com. In addition, the documents (when available) may be obtained free of charge by directing a request to Ken Stelzer by email at Ken.Stelzer@Bankrate.com or by calling 917-438-9544.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Bankrate common stock in respect of the proposed transaction. Information about the directors and executive officers of Bankrate is set forth in the proxy statement for Bankrate’s 2017 annual meeting of stockholders, which was filed with the SEC on April 28, 2017, and in other documents filed by Bankrate with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Bankrate stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of Bankrate to retain and hire key personnel and maintain relationships with its customers, providers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other factors detailed in Bankrate’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016 and Bankrate’s other filings with the SEC, which are available at http://www.sec.gov and on Bankrate’s website at www.bankrate.com. Bankrate assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Bankrate Employee Announcement made on July 3, 2017

Good morning:

Thanks everyone for joining on such short notice, I’ll start off by reading from the press release we issued this morning. Bankrate, Inc. today announced that it has entered into a definitive agreement to be acquired by Red Ventures, a leading digital consumer choice platform, in an all-cash transaction that values Bankrate at an enterprise value of approximately $1.4 billion. Under the terms of the merger agreement, Bankrate shareholders will receive $14.00 per share in cash, which represents a premium of approximately 31 percent over Bankrate’s 3-month average closing share price. The Boards of Directors of both companies have approved the transaction, which is subject to approval by our shareholders and other customary closing conditions.

Wow, huh… I bet you all didn’t expect to come back from the weekend barbeque to hear this!

I’ll pause for a second, since I’m sure many of you are googling Red Ventures right now. Red Ventures is a private company based right over the Charlotte NC border. Red Ventures is an amazing company that started in 2000 and employs more than 2,700 people, yes 2,700 people in the US and abroad – You’ll see on their site that Red Ventures has won numerous awards from the likes of Forbes and others as one of America’s best employers and best places to work.

I’m sure many of you are wondering, why does a combination of Red Ventures and Bankrate, Inc. make sense, and what does this mean for me, for my colleagues and our efforts going forward?

I’ll start with the why Red Ventures and Bankrate, Inc. make sense together…

This transaction delivers immediate and significant value to our shareholders, and management and our Board of Directors believe this strategic combination is in the best long-term interests of our shareholders as well as our other constituencies. There’s a ton of complementarity between our two businesses. Both Bankrate and Red Ventures look to be the most efficient source to acquire customers for our provider partners. Bankrate does so primarily by providing a broad and deep personal finance and care marketplaces of providers. We serve consumers by providing comprehensive, objective and expert information for consumers to make informed decisions to maximize their money. Red Ventures does it primarily through direct customer acquisition through digital channels on behalf of their provider partners – they essentially become the digital brand of their partners.

Both companies are investing in technology, products tools and leveraging data and analytics to create terrific consumer experiences and efficient customer conversion. And both have proven success in working with our provider partners at a strategic level – being a key part of partners’ market planning and growth plans. Simply said, there’s a lot we can learn from them and vice versa that we expect will accelerate growth for both companies.

Bankrate, Inc. brings to Red Ventures immediate market leadership, scale, credibility and authority in three terrific verticals that operate in huge addressable markets with terrific growth tailwinds. Bankrate’s platforms bring affluent, in-market and high intent audiences. We also bring a world-class team, a team that is battle-tested and a team that is competing at the highest level. To quote Ric Elias, Red Ventures’ CEO, “we’re making this bold bet, because we believe in RATE’s leading platforms; but more importantly, we believe in the people who have built it.”

Moving on to what this means for you? Combining with Red Ventures puts all of the Bankrate businesses on a bigger field with more resources. Also, being part of a larger, more diverse enterprise will empower Bankrate to take bigger swings at our opportunities, and invest more consistently over longer periods of time to compete at a much higher level. For you, as part of a larger growth company, there will be more opportunities for personal growth and career advancement.

Once the transaction closes, which is expected to occur in the [second half of 2017], as Red Ventures and Bankrate management teams begin working together to identify how to best capture these terrific growth opportunities, we’ll keep you updated on plans for the combined company. But to be clear, there are no plans to move where Bankrate’s businesses are operating or make wholesale changes to Bankrate’s business models. Until the transaction closes, it is absolutely business as usual. Our Cards, Banking and Senior Care businesses will keep providing great consumer experiences and keep providing value to providers and partners. We will continue to operate as two independent companies until the completion of the transaction.

I’ve asked each of our business unit CEO’s and functional leaders to hold a follow up town hall on Wednesday to address specific questions or concerns you may have including about our bonus and equity plans for those that participate, benefits and the like.

I’m sure many of you may have questions as we work through this transaction and we will do our best to answer them. For now, the takeaway for you should be that we have found a great partner who truly understands and values what we do and who is committed to helping us achieve our full potential.

In closing, you should all be proud of how far the Bankrate, Inc. business has come over the past couple of years. It was your efforts, and your accomplishments that caught the attention of Red Ventures. I couldn’t be more excited for the next chapters of the Credit Cards, Banking and Senior Care stories to be written.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Bankrate, Inc. (“Bankrate”). In connection with the proposed merger, Bankrate will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Bankrate’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Bankrate may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BANKRATE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and Bankrate’s website, www.bankrate.com. In addition, the documents (when available) may be obtained free of charge by directing a request to Ken Stelzer by email at Ken.Stelzer@Bankrate.com or by calling 917-438-9544.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Bankrate common stock in respect of the proposed transaction. Information about the directors and executive officers of Bankrate is set forth in the proxy statement for Bankrate’s 2017 annual meeting of stockholders, which was filed with the SEC on April 28, 2017, and in other documents filed by Bankrate with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Bankrate stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of Bankrate to retain and hire key personnel and maintain relationships with its customers, providers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other factors detailed in Bankrate’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016 and Bankrate’s other filings with the SEC, which are available at http://www.sec.gov and on Bankrate’s website at www.bankrate.com. Bankrate assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.